UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2006 (June 23, 2006)

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

214-981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On June 23, 2006, Energy Transfer Equity, L.P. entered into a Common Units Purchase Agreement with Kellen Holdings, LLC pursuant to which Energy Transfer Equity agreed to purchase 9,642,757 Energy Transfer Equity common units for an aggregate purchase price of approximately $237.5 million, subject to adjustment based on the timing of the closing of the transaction. The transaction is subject to certain conditions to closing and is expected to close by mid-July 2006.

Kellen Holdings acquired its ownership interest in Energy Transfer Equity in 2002 as part of a private equity investment by a group of institutional investors. Kellen Holdings has advised Energy Transfer Equity that its decision to sell its common units of Energy Transfer Equity was based on its general investment philosophy of selling private equity investments that present a liquidity opportunity, such as the initial public offering of common units of Energy Transfer Equity in February 2006, after having met or exceeded internal investment return criteria. Kellen Holdings will retain its investment in Energy Transfer Investments, L.P., an affiliate of Energy Transfer Equity that is privately held.

Energy Transfer Equity has determined that a purchase of all of the common units held by Kellen Holdings would be beneficial to Energy Transfer. Energy Transfer Equity also believes that the purchase presents a favorable opportunity in light of its long-term views on the prospects for price appreciation for its common units.

In connection with Energy Transfer Equity’s initial public offering, Kellen Holdings entered into a lock-up agreement with the underwriters for the offering that prohibited it from selling any common units prior to August 3, 2006. The representatives of the underwriters for the initial public offering have agreed to waive the provisions of the lock-up agreement of Kellen Holdings solely with respect to this transaction but not for any other sales of common units by Kellen Holdings.

Forward-Looking Statements

This Form 8-K may include certain statements concerning expectations for the future that may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such forward-looking statements include statements regarding price appreciation of the common units and are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the prospectus of Energy Transfer Equity, L.P. dated February 3, 2006, and other documents filed from time to time with the Securities and Exchange Commission. Energy Transfer Equity, L.P. undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

Dated: June 29, 2006